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                                                                  Exhibit 10.16


                    SETTLEMENT AGREEMENT AND MUTUAL RELEASE

         This Settlement Agreement and Mutual Release ("Agreement") is made by and between Landacorp; Inc. (the "Company") and Michael S. Miele ("Employee").

         WHEREAS, Employee was employed by the Company;

         WHEREAS, the Company and Employee have entered into an Employment Agreement (the "Employment Agreement"); and

         WHEREAS, the Company and Employee have mutually agreed to terminate the employment relationship and to release each other from any claims arising from or related to the employment relationship;

         NOW THEREFORE, in consideration of the mutual promises made herein, the Company and Employee (collectively referred to as "the Parties") hereby agree as follows:

         1. Resignation. Employee resigned from his position as the Company's Senior Vice President of Population Management and his position as a member of the Company's Board of Directors effective immediately.

         2. Consideration.

                  (a) The Company agrees to pay Employee (i) at the rate of $16,667 per month, less applicable withholding, for the remainder of the time period from the date hereof through October 31, 2001 (the "Initial Payment Period"), and (ii) at the rate of $29,167 per month, less applicable withholding, for the time period from November 1, 2001 through October 31, 2003 (the "Subsequent Payment Period" and together with the Initial Payment Period, the "Payment Periods"), in each case in accordance with the Company's payroll practices.

                  (b) During the Initial Payment Period, Employee shall, upon request by the Company's Chief Executive Officer, provide consulting services to the Company regarding the Company's population management control business, including but not limited to, providing advice, strategic and structural analysis and implementation and managing specified projects. Such consulting services shall be rendered at mutually agreeable times and may be rendered by telephone, electronically or in person as agreed by the parties. Employee acknowledges that attending meetings, developing written plans and reports, managing personnel, and participating in joint discussions with customers and potential customers are included in the services to be provided by Employee in his continuing role as a consultant to the Company. The Company agrees to pay Employee at a rate of $1,000 for each day or portion thereof that Employee provides such service at the request of the Company's Chief Executive Officer. In no event shall Employee be required to provide consulting services hereunder on more than five days in any calendar month. Either Employee or the Company may terminate this consulting relationship on 30 days' prior written notice; provided, however, that no such termination shall be effective prior to the last day of the Initial Payment Period. [The


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Company will reimburse Employee for his reasonable expenses incurred in connection with providing consulting services hereunder, in accordance with the Company's expense reimbursement policies].

                  (c) Effective the date hereof, all of Employee's options (the "Options") to purchase shares of Company Common Stock shall be deemed fully vested and immediately exercisable. If Employee's consulting relationship with the Company is terminated pursuant to clause (b) above, Employee may exercise the Options within 30 days of the effective date of such termination. If, after termination, Employee does not exercise the Options, the Options shall terminate and the shares of Company Common Stock covered by such Options shall revert to the Company's Incentive Plan (the "Plan"). The exercise of any stock options shall continue to be subject to the terms and conditions of the Plan and, except as modified hereby, the applicable Stock Option Agreement between Employee and the Company. No termination of the consulting arrangement shall affect the Company's obligations to make the payments specified in Section 2(a).

                  (d) During the Payment Periods, Employee and his spouse will continue to participate in the Company's group health plan on the same basis as the Company's executive officers. Except for payments to be made pursuant to the Agreement and Plan of Merger, dated October 31, 2000, by and among the Company, CDMS Acquisition Corp., PatientCentrix, Inc. and Employee and certain other former stockholders of PatientCentrix, Inc. (the "Merger Agreement"), employee will not be entitled to accrual of any other employee benefits, including, but not limited to, vacation benefits or bonuses. Subsequent to the payment period, the Company will not contest unemployment benefits. After the Subsequent Payment Period, Employee shall have the right to convert his and his spouse's health insurance benefits to individual coverage pursuant to COBRA.

         3. Confidential Information. Employee shall continue to maintain the confidentiality of all confidential and proprietary information of the Company in the manner provided in the Employment Agreement and shall continue to comply with the terms and conditions of that certain Nondisclosure Inventions Agreement, dated December 18, 1998 by and between Employee and PatientCentrix, Inc. Employee shall return all the Company property and confidential and proprietary information in his possession to the Company on the Effective Date of this Agreement.

         4. Noncompetition. Employee shall continue to comply with the terms of that certain Noncompetition Agreement, dated October 31, 2000, by and between Employee and the Company.

         5. Vacate Offices of Company. Employee hereby agrees to vacate the Company's offices located at 51 Park Street, Montclair, New Jersey 67042 on or before May 7, 2001.

         6. Payment of Salary. Employee acknowledges and represents that the Company has paid all salary, wages, bonuses, accrued vacation, commissions and any and all other benefits due to Employee pursuant to the terms of the Employment Agreement accrued on or prior to the date hereof.

         7. Release of Claims. Employee agrees that the consideration set forth in Section 2 above represents settlement in full of all outstanding obligations owed to Employee by the Company with respect to Employee's employment relationship with the Company. Employee and the Company, on


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behalf of themselves, and their respective heirs, family members, executors, officers, directors, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns, hereby fully and forever release each other and their respective heirs, family members, executors, officers, directors, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns, from, and agree not to sue concerning, any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that any of them may possess arising from any omissions, acts or facts that have occurred up until and including the date of this Agreement including, without limitation:

                  (a) any and all claims relating to or arising from Employee's employment relationship with the Company and the termination of that relationship, including without limitation any and all claims that the termination of Employee's employment relationship with the Company, in and of itself, violates the Merger Agreement or interferes with or negatively impacts the payment of any earnout under the Merger Agreement or the achievement .of any related milestone event;

                  (b) any and all claims arising out of or relating to Employee's employment relationship with the Company for wrongful discharge of employment; constructive termination; termination in violation of public policy; discrimination; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion;

                  (c) any and all claims for violation of any federal, state or municipal statute, including; but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, The Worker Adjustment and Retraining Notification Act, Older Workers Benefit Protection Act; the California Fair Employment and Housing Act, and Labor Code section 201, et seq. and section 970, et seq.;

                  (d) any and all claims for violation of the federal, or any state, constitution;

                  (e) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; and

                  (f) any and all claims for attorneys' fees and costs (except for the payment of $10,000 of Employee's attorney's fees in connection with this Agreement as provided in Section 17.

         The Company and Employee agree that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any matters other than the Employee's employment relationship with the Company and the termination of that relationship including, without limitation, Employee's (i) rights under the Merger Agreement; (ii) rights as a securityholder of the Company; (iii) rights to indemnification and


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exculpation under the Company's Certificate of Incorporation and Bylaws and
pursuant to Delaware law; and (iv) rights under any applicable director and officer liability insurance policy of the Company.

          8. Acknowledgment of Waiver of Claims under ADEA. Employee acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 ("ADEA") and that this waiver and release is knowing and voluntary. Employee and the Company agree that this waiver and release does not apply to any rights or claims that may arise under ADEA after the Effective Date of this Agreement. Employee acknowledges that the consideration given for this waiver and release Agreement is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that he has been advised by this writing that (a) he should consult with an attorney prior to executing this Agreement; (b) he has at least twenty-one (21) days within which to consider this Agreement; (c) he has at least seven (7) days following the execution of this Agreement by the parties to revoke the Agreement; and (d) this Agreement shall not be effective until the revocation period has expired.

         9. No Pending; or Future Lawsuits. Employee represents that he has no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against the Company or any other person or entity referred to herein. Employee also represents that he does not intend to bring any claims on his own behalf or on behalf of any other person or entity against the Company or any other person or entity referred to herein relating to the Employee's employment relationship with the Company and the termination of that relationship.

         10. Application for Employment. Employee understands and agrees that, as a condition of this Agreement, he shall not be entitled to any employment with the Company, its subsidiaries, or any successor, and he hereby waives any right, or alleged right, of employment or re-employment with the Company. Employee further agrees that he will not apply for employment with the Company, its subsidiaries or related companies, or any successor.

         11. Confidentiality. The Parties hereto each agree to use their reasonable best efforts to maintain in confidence the existence of this Agreement, the contents and terms of this Agreement, and the consideration for this Agreement (hereinafter collectively referred to as "Settlement Information"). Each Party hereto agrees to take commercially reasonable precautions to prevent disclosure of any Settlement Information to third parties. The Parties hereto agree to take commercially reasonable precautions to disclose Settlement Information only to those employees, officers, directors, attorneys, accountants, governmental entities, and family members who have a reasonable need to know, of such Settlement Information. Notwithstanding the foregoing, the Company shall be permitted to disclose Settlement Information publicly if, and to the extent, in the reasonable opinion of counsel to the Company, such disclosure is required in accordance with applicable state or federal securities laws, including, without limitation, Regulation FD promulgated by the Securities Exchange Commission.


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         12. Non-Disparagement. Each party agrees to refrain from any defamation, libel or slander of the other, or tortious interference with the contracts and relationships of the other. All inquiries by potential future employers of Employee will be directed to the Company 's Vice President of Human Resources. Upon inquiry, the Company shall only state the following:
Employee's last position and dates of employment.

         [13]. No Admission of Liability: The Parties understand and acknowledge that this Agreement constitutes a compromise and settlement of disputed claims. No action taken by the Parties hereto, or either of them, either previously or in connection with this Agreement shall be deemed or construed to be (a) an admission of the truth or falsity of any claims heretofore made or (b) an acknowledgment or admission by either party of any fault or liability whatsoever to the other party or to any third party.

         [14]. Costs. The Parties shall each bear their own costs, expert fees, attorneys' fees and other fees incurred in connection with this Agreement; provided, however, that the Company shall reimburse Employee for $10,000 of his reasonable attorney's fees incurred in connection with this Agreement.

         [15]. Arbitration. The Parties agree that any and all disputes arising out of the terms of this Agreement, their interpretation, and any of the matters herein released, shall be subject to binding arbitration in Newark, New Jersey before the American Arbitration Association under its New Jersey Employment Dispute Resolution Rules, or by a judge to be mutually agreed upon. The Parties agree that the prevailing party in any arbitration shall be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award. The Parties agree that the prevailing party in any arbitration shall be awarded its reasonable attorney's fees and costs.

         [16]. Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that he has the capacity to act on his own behalf. Each Party warrants and represents that there are no


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liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

         [17]. No Representations. Each party represents that it has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

         [18]. Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

         [19]. Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Employee concerning Employee's separation from the Company, and supersedes and replaces the Employment Agreement.

         [20]. No Oral Modification. This Agreement may only be amended in writing signed by Employee and the Chief Executive Officer of the Company.

         [21]. Governing Law. This Agreement shall be governed by the laws of the State of New Jersey.

         [22]. Effective Date. This Agreement is effective seven days after it has been signed by both Parties.

         [23]. Counterparts. This Agreement may be executed in counter-parts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.


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         [24]. Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

                  (a) They have read this Agreement;

                  (b) They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

                  (c) They understand the terms and consequences of this Agreement and of the releases it contains;

                  (d) They are fully aware of the legal and binding effect of this Agreement.

         [25]. Non-Solicitation. For three years following the date hereof, Employee shall not solicit, recruit or hire, or assist any other person or entity to solicit, recruit or hire, any employee of the Company or any of its affiliates or any person who was employed by the Company or any of its affiliates during the 30-day period immediately preceding the date hereof. Notwithstanding the other provisions of this Section 42* [25], Employee shall have the right to solicit, recruit and hire Mary Dean from and after the earlier to occur of (i) the completion of the move of the Company's New Jersey operations; and (ii) December 31, 2001.


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         IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.


                                             LANDACORP, INC.


Dated: May 3, 2001                           By: /s/ Eugene Santa Cattarina
                                                -------------------------------
                                                Eugene Santa Cattarina
                                                Chief Executive Officer


                                             MICHAEL S. MIELE, an individual

Dated: May 3, 2001                           /s/ Michael S. Miele
                                             ----------------------------------
                                             Michael S. Miele


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